China Integrated Energy Announces 25% Increase in Petroleum Contract with Existing Wholesale Distribution Customer

Expanded Contract Expected to Add $36 Million in Revenue for 2011

XI'AN, China, Jan. 4, 2011 /PRNewswire-Asia-FirstCall/ — China Integrated Energy, Inc. (Nasdaq: CBEH; the "Company"), a leading non-state-owned integrated energy company in the People's Republic of China, today announced that it has signed a contract with an existing wholesale distribution customer to deliver an estimated 200,000 tons of petroleum products in 2011, an increase of 40,000 tons, or 25%, from 2010. This newly signed contract is expected to generate an additional $36 million in revenue in 2011.

This new contract for expanded volumes demonstrates the Company's continued success in further penetrating existing territories to meet increased demand from its current customers. This customer is located in Sichuan Province, where refining capacity is limited refinery while demand for oil products continues to increase. China Integrated Energy is located in Xi'an City, Shaanxi Province, which is adjacent to Sichuan Province. Xi'an City is ideally located as a gateway between China's oil producing and consuming regions to take advantage of China's increasing demand for finished and heavy oil products and its supply imbalance. In addition, the Company enjoys exclusive access to 2.65 kilometers special railway lines that provide distribution access throughout those regions. This customer has purchased 160,000 and 98,000 tons of petroleum products from the Company in 2010 and 2009, respectively.

"We are pleased to consummate this expanded contract, which is expected to add significantly to our revenue in 2011," stated Mr. Gao Xincheng, Chief Executive Officer of China Integrated Energy. "For the first nine months of 2010, wholesale distribution of petroleum products was our largest business segment, accounting for 64% of total revenues. We see continued growth in this segment in 2011 from both existing and new customers."

Over the past 11 years, China Integrated Energy has been one of the leading distributors and wholesalers of finished petroleum products in China, with its diversified supply base, large storage capacity and proximity to rail transportation. The Company is one of only four non-state-owned distributors with a license to sell both finished oil and heavy oil products in Shaanxi Province. In 2009, the Company distributed 279,000 tons of finished oil and heavy oil products, and in the first nine months of 2010, the Company distributed 255,000 tons. The Company currently sells its products through a distribution network covering 16 provinces and municipalities with expansion in two provinces during 2010.

About China Integrated Energy, Inc.

China Integrated Energy, Inc. is a leading non-state-owned integrated energy company in China engaged in three business segments: the production and sale of biodiesel, the wholesale distribution of finished oil and heavy oil products, and the operation of thirteen retail gas stations. The Company operates a 100,000-ton biodiesel production plant located in Tongchuan City, Shaanxi Province and a 50,000-ton plant in Chongqing City, China. The Company expects to increase the total biodiesel production capacity to 200,000 tons upon completion of a new 50,000-ton production facility adjacent to the 100,000-ton plant in Tongchuan City in January 2011. The Company utilizes a distribution network covering 16 provinces and municipalities, established over the past 11 years, to distribute both heavy oil and finished oil including gasoline, petro-diesel and biodiesel. For additional information on the Company please visit http://www.chinaintegratedenergy.com.

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Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. China Integrated Energy, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward- looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

China Integrated Energy, Inc.
Susan Zhou
Vice President, Investor Relations
Tel:   +1-305-393-5536
Email: susan.zhou@cbeh.net.cn
Web:   http://www.chinaintegratedenergy.com

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net